UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 31, 2004

(Date of earliest event reported)

InterTAN, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10062	75-2130875
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

279 Bayview Drive Barrie, Ontario, Canada	L4M 4W5
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (705) 728-6242

The following are furnished as Exhibits to this Report.

Exhibit No.	Description of Exhibit
99.1	Press Release issued March 31, 2004.
99.2	Transcript of Remarks Made by Brian E. Levy to Employees

ITEM 5. Other Events and Regulation FD Disclosure

On March 31, 2004, a press release was issued announcing that InterTAN, Inc. has entered into a definitive agreement under which Circuit City Stores, Inc. will acquire InterTAN in a cash tender offer for US $14 per InterTAN common share. If successful, the tender offer will be followed by a merger in which the holders of the remaining outstanding shares of InterTAN common stock will receive US $14 per share in cash. A copy of the press release and a transcript of remarks made by Brian E. Levy to employees regarding the transaction are attached as exhibits hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

InterTAN, Inc.

March 31, 2004	By:	/s/ Jeffrey A. Losch
Jeffrey A. Losch
Senior Vice President
Secretary and General Counsel

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